EXHIBIT 2


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of January 2, 1997 by and among WinStar Communications, Inc., a Delaware corporation (the "Company"), and each of the several Holders (as hereinafter defined) that are signatories hereto.

         This Agreement is made pursuant to a certain Agreement and Plan of Merger dated as of June 28, 1996 by and among the Company, Milliwave Limited Partnership, a Florida limited partnership (the "Partnership"), the partners of the Partnership, WinStar Milliwave, Inc., a Delaware corporation, and the Holders (the "Merger Agreement"). In order to induce the Holders to enter into the Merger Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

         In consideration of the foregoing, the parties hereby agree as follows:

         Section 1.                 Definitions.

         As used in this Agreement, the following terms shall have the following meanings:

         "Advice" shall have the meaning set forth in Section 4.

         "Affiliate" means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such specified Person.

         "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the common stock, par value $.01 per share, of the Company.

         "Company" shall have the meaning set forth in the preamble and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

         "Controlling Persons" shall have the meaning set forth in Section 6(a).

         "Damages" shall have the meaning set forth in Section 6(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.





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         "Holder"  means  (i) each  Person  (other  than the  Company)  who is a signatory to this Agreement and (ii) each Person (other than the Company and its Affiliates) to whom a Holder transfers Securities if such Person is (a) the spouse or a direct descendant, parent or sibling of such transferring Holder or his or her spouse, (b) the trustee of a trust established for the benefit of such transferring Holder, his or her spouse, or a direct descendant, parent or sibling of such transferring Holder or his or her spouse, or (c) a partner, member or stockholder of such transferring Holder; provided, however, that the total number of Holders shall not exceed one hundred (100).

         "Holders' Counsel" means Goodwin, Procter & Hoar LLP, special counsel to the Holders, or any successor counsel selected by Holders of a majority in interest of the Registrable Securities.

         "Inspectors" shall have the meaning set forth in Section 4(j).

         "NASD" shall have the meaning set forth in Section 4(l).

         "Nasdaq" shall have the meaning set forth in Section 4(k).

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

         "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Records" shall have the meaning set forth in Section 4(j).

         "Registrable Securities" means the Securities; provided, however, that any Securities shall cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective and such Registrable Securities have been disposed of pursuant to such effective Registration Statement or (ii) such Registrable Securities are transferred to any Person other than a Holder.

         "Registration Expenses" shall have the meaning set forth in Section 5.

         "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement (including any Shelf Registration Statement), and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus, all




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exhibits,   and  all  material   incorporated  by  reference  or  deemed  to  be
incorporated by reference in such registration statement.

         "Requested Party" has the meaning set forth in Section 8(k).

         "Securities" means the Common Stock issued to the Holders pursuant to the Merger Agreement.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

         "Shelf Registration Statement" shall have the meaning set forth in
Section 2(a).

         "Suspension Notice" has the meaning set forth in Section 4.

         "Suspension Period" has the meaning set forth in Section 4.

         "Target Effective Date" means March 31, 1998.

         "Target Filing Date" means January 1, 1998.

         Section 2.  Shelf Registration.

                  (a) Filing; Effectiveness. Not later than the Target Filing Date, the Company shall prepare and file with the Commission a "shelf" registration statement (the "Shelf Registration Statement") on the appropriate form for an offering to be made by the Holders on a continuous basis pursuant to Rule 415 under the Securities Act (or such successor rule or similar provision then in effect) covering all of the Registrable Securities. The Company shall use its best efforts to have the Shelf Registration Statement declared effective on or before the Target Effective Date and to keep such Shelf Registration Statement continuously effective until each Holder can freely sell, in the open market, all of his, her or its Registrable Securities under an exemption from the registration requirements of the Securities Act. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities from a Shelf Registration Statement at any time, but the Company's registration obligations with respect to such withdrawn securities shall then terminate. The Company may, at its option, include other securities of the Company on the Shelf Registration Statement.

                  (b) Supplements; Amendments. The Company agrees, if necessary, to supplement or amend the Shelf Registration Statement as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or as reasonably requested (which request shall result in the filing of a supplement or amendment) by any Holder of Registrable Securities to which such Shelf Registration Statement relates (provided that such request is made with respect to information regarding the ownership or method of distribution of the Registrable Securities by such requesting Holder), and the Company agrees to furnish to the Holders and Holders'




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Counsel copies of any such  supplement or amendment  prior to or  simultaneously with its being filed with the Commission.

         Section 3.                 Holders' Obligations.

         It shall be a condition precedent to the obligation of the Company to take any action with respect to the registration of any Registrable Securities that the Holder thereof shall (i) furnish to the Company in writing such information regarding the Registrable Securities and any other shares of Common Stock held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as is required by the applicable Securities Act form and (ii) take such actions as may be required of such Holder under the Securities Act.

         Section 4.                 Registration Procedures.

         In connection with the obligations of the Company to effect or cause the registration of any Registrable Securities pursuant to the terms and conditions of this Agreement:

                  (a) The Company shall prepare and file with the Commission a Registration Statement on the appropriate form under the Securities Act, which form shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its best efforts to cause such Registration Statement to become effective and remain effective in accordance with the provisions of this Agreement; provided that, at least three Business Days prior to the initial filing of the Registration Statement, the Company shall furnish to Holders' Counsel a draft copy of the Registration Statement proposed to be filed.

                  (b) The Company shall promptly prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; shall cause the Prospectus to be supplemented by any required Prospectus supplement or filing under the Exchange Act, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, if required; and shall comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement or supplement to the Prospectus.

                  (c) The Company shall promptly furnish to any Holder, without charge, such reasonable number of conformed copies of such Registration Statement and any post-effective amendment thereto and such reasonable number of copies of the Prospectus (including each preliminary Prospectus) and any amendments or supplements thereto, any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.





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



                  (d) The Company shall, on or prior to the date on which a Registration Statement is declared effective, if the Common Stock is not traded on a securities exchange that provides for secondary market trading in substantially all states and jurisdictions of the United States, (i) use its best efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" laws of each state or jurisdiction in which such registration or qualification is necessary; (ii) do any and all other acts and things required by such "blue sky" laws which may be reasonably necessary to enable such Holder to consummate the disposition of such Registrable Securities owned by such Holder in such jurisdictions; (iii) use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Registration Statement is required to be kept effective; and (iv) use reasonable efforts to do any and all other acts or things required by such "blue sky" laws to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required (x) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) or (y) to file any general consent to service of process.

                  (e) The Company shall use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders to consummate the disposition of such Registrable Securities.

                  (f) The Company shall promptly notify Holders' Counsel and (if so requested) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement or Prospectus or for additional information after the Registration Statement has become effective,
         (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which requires the making of any changes in such Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus or make an appropriate filing under the Exchange Act so that, as thereafter deliverable to the purchasers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the




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         statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) The Company shall promptly use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement and, if one is issued, use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment.

                  (h) The Company shall, as promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a Registration Statement, deliver a copy of each such document (in the form in which it was incorporated) to Holders' Counsel.

                  (i) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under a Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

                  (j) The Company shall promptly make available to each Holder and any attorney, accountant or other agent or representative retained by any such Holder (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information requested by any such Inspector in connection with such Registration Statement; provided that the obligations of the Company under this Section 4(j) are conditioned upon the execution by such
         Inspectors of a confidentiality agreement in form reasonably satisfactory to the Company.

                  (k) The Company shall use its best efforts to cause the Registrable Securities included in a Registration Statement to be (i) listed on each securities exchange, if any, on which the Company's Common Stock is then listed, or (ii) authorized to be quoted and/or listed, as applicable, on any other automated quotation system on which the Common Stock is then listed, including the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or the National Market System of Nasdaq.

                  (l) The Company shall cooperate with each Holder participating in the disposition of Registrable Securities and Holders' Counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"); provided that any and all fees associated with such NASD filings shall be the sole responsibility of such Holder.





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                  (m) The Company  shall,  during the period when the Prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

         Each Holder, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind described in Section 4(f)(v), shall forthwith discontinue disposition of the Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(f) or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that the Company shall not give a Suspension Notice until after the Shelf Registration Statement has been declared effective and shall not give more than two Suspension Notices during any period of twelve consecutive months and in no event shall the period from the date on which any Holder receives a Suspension Notice to the date on which any Holder receives either the Advice or copies of the supplemented or amended Prospectus contemplated by Section 4(f) (the "Suspension Period") exceed 45 days; and provided, further, that in the event that the Company gives two Suspension Notices during any period of twelve consecutive months, such two Suspension Periods shall not, in the aggregate, exceed 60 days. In the event that the Company shall give any Suspension Notice, the Company shall use its best efforts and take such actions as are reasonably necessary to render the Advice and end the Suspension Period as promptly as practicable.

         If any Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal or state "blue sky" statute and the rules and regulations thereunder then in force, the deletion of the reference to such Holder.

         Section 5. Registration Expenses. Any and all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all Commission and securities exchange, Nasdaq registration and filing fees, all filing fees and expenses incurred in connection with compliance with state securities or "blue sky" laws, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of the Company's officers and employees performing legal or accounting duties), all expenses for word processing and distributing to the Holders any Registration Statement, any Prospectus and any amendments or supplements thereto, any other documents relating to the performance of and compliance with this Agreement by the Company, the fees and expenses incurred in connection




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with the listing of the Registrable  Securities,  the fees and  disbursements of counsel for the Company and of the independent certified public accountants of the Company, and Securities Act liability insurance (if the Company elects to obtain such insurance), but excluding commissions, transfer taxes, if any, relating to the sale or disposition of Registrable Securities and any fees and expenses of any counsel and accountants which may be retained by the Holders (all such expenses being herein called "Registration Expenses"), will be borne by the Company whether or not the Shelf Registration Statement to which such expenses relate becomes effective.

         Section 6.                 Indemnification and Contribution.

                  (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and each Person who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, together with the partners, officers, directors, trustees, stockholders, employees, agents and investment advisers of such controlling Person (collectively, the "Controlling Persons"), from and against all losses, claims, damages, liabilities and expenses (including without limitation any legal or other fees and expenses incurred by any Holder or any such Controlling Person in connection with defending or investigating any action or claim in respect thereof) (collectively, the "Damages") to which such Holder, its partners, officers, directors, trustees, stockholders, employees, agents and investment advisers, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such Damages arise out of or are based upon any such untrue statement or omission based upon information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company shall not be liable to any Holder under this Section 6(a) to the extent that any such Damages were caused by the fact that such Holder sold Securities to a Person as to whom it shall be established that there was not sent or given, or deemed sent or given pursuant to Rule 153 under the Securities Act, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented if, and only if, (i) the Company has previously furnished copies of such amended or supplemented Prospectus to such Holder and (ii) such Damages were caused by any untrue statement or omission or alleged untrue statement or omission contained in the Prospectus so delivered which was corrected in such amended or supplemented Prospectus.





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                  (b)  Indemnification  by  the  Holders.  Each  Holder  agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, trustees, stockholders, employees, agents and investment advisers and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Company, together with the partners, officers, directors, trustees, stockholders, employees, agents and investment advisers of such controlling Person, to the same extent as the foregoing indemnity from the Company to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); provided, however, that such Holder shall not be obligated to provide such indemnity to the extent that such Damages result from the failure of the Company to promptly amend or take action to correct or supplement any such Registration Statement or Prospectus on the basis of corrected or supplemental information provided in writing by such Holder to the Company expressly for such purpose. In no event shall the liability of any Holder of Registrable Securities hereunder be greater in amount than the amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph
(a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party may, unless in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such proceeding, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel relating to such proceeding. The failure of an indemnified party to notify an indemnifying party with respect to a particular proceeding shall not relieve the indemnifying party from any obligation or liability which it may have pursuant to this Agreement if the indemnifying party is not substantially prejudiced by the failure to notify. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the indemnifying party elects not to promptly assume the defense of such proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or parties, or (iii) the indemnifying party is not entitled to assume the defense of such proceeding due to the indemnified party's reasonable conclusion that a conflict of interest between such indemnified and indemnifying parties may exist with respect to such proceeding, (A) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and any indemnifying party or an Affiliate of such indemnified party or parties or of any indemnifying party, (B) there may be one or more defenses available to such indemnified party or parties or such Affiliate of such indemnified party or parties that are different from or additional to those available to any indemnifying party or such Affiliate of any indemnifying party and (C) such indemnified party or parties shall have been advised by such counsel that there may exist a conflict of interest between or among such indemnified party or parties or such Affiliate of such indemnified party or parties and any indemnifying party or such Affiliate of any indemnifying party, in which case, if such indemnified party or parties notifies the indemnifying party or parties in writing that it elects to employ separate counsel of its choice at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and in which case such counsel shall be at the expense of the indemnifying party or parties, it being understood, however, that unless there exists a conflict among indemnified parties, the indemnifying party or parties shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld) but, if settled with such consent (or upon a determination that such consent was unreasonably withheld) or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party or parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is a party, and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) Contribution. To the extent that the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any Damages, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other hand in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (less any underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. Each Holder's obligation to contribute pursuant to this Section 6(d) is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

         If  indemnification  is available  under  paragraph  (a) or (b) of this
Section 6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in such paragraphs without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6(d).

         The  Company  and  each  Holder  agree  that  it  would  not be just or equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the Damages referred to in this Section 6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred (and not otherwise reimbursed) by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         Section 7. Rule 144. The Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

         Section 8.                 Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is in conflict with this Agreement. The rights granted to the Holders hereunder do not in any way conflict with any other such agreements.

                  (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in interest of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that, no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof (other than any immaterial amendment, modification, supplement, waiver or consent) shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

                  (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopier, registered or certified mail (return receipt requested), postage prepaid or courier to the parties at their respective addresses set forth on the signature pages hereof (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; by confirmed receipt of transmission, if telecopied; and on the next Business Day if timely delivered to a courier guaranteeing overnight delivery.

                  (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Company and, subject to the proviso in the definition of "Holder" in Section 1 hereof, any Holder. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                  (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

                  (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties (including, without limitation, the Merger Agreement) with respect to such subject matter.

                  (j) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (k) Further Assurances. Each party (a "Requested Party") shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that such cooperation and action shall not interfere in any material respect with the business of the Requested Party.

                  (l) Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that remedies at law for violations hereof (including monetary damages) are inadequate and that the right to object in any action for specific performance or injunctive relief hereunder on the basis that a remedy at law would be adequate is waived.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              WINSTAR COMMUNICATIONS, INC.


                              By:
                              Name:
                              Title:


                               Notice Information:

                                  STOCKHOLDERS



                               Thomas A. Domencich


                               Notice Information:








                               Dennis R. Patrick


                               Notice Information:








                                 Alex D. Felker


                               Notice Information:

                                 Schuyler Riley


                               Notice Information:








                                Donald Domencich


                               Notice Information:








                                  Susan Dolinar


                               Notice Information:

                                  Jon Domencich


                               Notice Information:







                              SPECTRUM EQUITY INVESTORS, L.P.


                              By:
                              Name: Kevin J. Maroni
                              Title:   Attorney-in-fact


                               Notice Information:







                               MWLP Co., Inc.


                               By:
                               Name: Kevin J. Maroni
                               Title:   President


                               Notice Information:

                               IAI U.S. VENTURE FUND, L.P.


                               By:
                               Name:
                               Title:


                               Notice Information:







                               EAGLE VENTURES, LLC.


                               By:
                               Name:
                               Title:


                               Notice Information:

                              INVESTMENT ADVISERS, INC.


                              By:
                              Name:
                              Title:


                              Notice Information: